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                                                               EXHIBITS 17(A)(2)




                              II ACQUISITION CORP.

                                SUBORDINATED NOTE

No. R-4                                                             May 29, 1998
$4,500,000

            FOR VALUE RECEIVED, II ACQUISITION CORP. (herein called the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to STEVEN M. RALES or registered assigns (each, a "Lender"), the sum of (x) the lesser of (a) FOUR MILLION, FIVE HUNDRED THOUSAND DOLLARS (the "Committed Amount"), and (b) the aggregate unpaid amount of all revolving loans (the "Loans") made under this Note by the Lender to the Borrower from time to time during the period (the "Borrowing Period") from and including the date hereof to May 15, 2008 (the "Termination Date"); and (y) amounts accrued pursuant to the immediately following paragraph. During the Borrowing Period, the Borrower may (i) borrow up to the Committed Amount, (ii) prepay the Loans in whole or in part, and (iii) reborrow, all in accordance with the terms and conditions hereof; provided, that (A) at no time shall the sum of the outstanding amount of the Loans hereunder (excluding any amounts accrued pursuant to the immediately following paragraph) exceed the Committed Amount; and (B) other than under clause (ii) of this sentence, Loans shall be used by the Borrower only to fund the merger (the "Merger"), pursuant to Section 253 of the Delaware General Corporation Law, of Imo Industries Inc. ("Imo") and Imo Merger Corp., each a Delaware corporation.

            The Borrower further agrees to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the aggregate unpaid principal amount of the Loans at a variable rate per annum equal to the sum of
(a) the rate published from time to time in the Wall Street Journal as the "prime" rate, determined with respect to the date that is two business days prior to the applicable interest payment date, and (b) 0.375%, from the date hereof, payable semiannually in arrears on the fifteenth day of November and May in each year, with the first interest payment being due on November 15, 1998.

            The Lender agrees, on the terms and conditions set forth herein, to make from time to time during the Borrowing Period, upon written request of the Borrower, Loans to the Borrower; provided, (A) that at no time shall the sum of the outstanding amount of the Loans hereunder exceed the Committed Amount; and
(B) that other than






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to prepay the Loans in whole or in part, such Loans shall be used by the
Borrower only to fund the Merger.

            This Note will mature and become due and payable in full on the Termination Date.

            Payments of principal of and interest on this Note are to be made at the main office of the holder, or at such other place as the holder shall designate to the Borrower hereof in writing, in lawful money of the United States of America.

            All Loans as well as repayments of interest or principal shall be recorded by the registered holder hereof and appropriate notations to evidence the foregoing information with respect to the principal amount then outstanding shall be endorsed by such registered holder on the SCHEDULE attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of such registered holder to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder.

            1. Prepayment. The Borrower may at any time and from time to time, upon notice to the holder of this Note, prepay all or any portion of the indebtedness represented by this Note, with interest accrued to the date fixed for prepayment, subject to the subordination provisions set forth below.

            2. Subordination. The Borrower agrees, and the registered holder by accepting this Note agrees, that all indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided herein, to the prior indefeasible payment in full, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights law, to all principal of and premium, if any, interest (including, without limitation, Post-Petition Interest), costs, expenses, fees, reimbursements, indemnities and other obligations of the Borrower on or with respect to (a) the Credit and Guaranty Agreement, dated as of August 29, 1997, between the Borrower, Imo, The Bank of Nova Scotia as Administrative Agent and Documentation Agent, certain financial institutions as lenders and NationsBanc Capital Markets, Inc. as Syndication Agent, and any refinancing or extension thereof; the Note, issued by the Borrower to Janelia Farm Corp., dated July 23, 1997 and (b) any other refinancing or extension thereof; and any indebtedness for money borrowed issued after the date hereof, except indebtedness that is designated as being pari passu or subordinated in right of payment to this Note (all such nonexcluded indebtedness, the "Senior Debt") and that the subordination is for the benefit of, and

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shall be enforceable by, the holder of the Senior Debt. This Note shall be pari passu and shall not be subordinated in right of payment to the notes issued by the Borrower to Mitchell P. Rales and Steven M. Rales, bearing the registration numbers R-1, R-2, R-3, R-5, and R-6. For purposes of this Section 2:

            "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, of any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Borrower or its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Borrower.

            "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

            (a) Liquidation; Dissolution; Bankruptcy. Upon any distribution or payment to creditors of the Borrower in a liquidation, dissolution, winding up or reorganization of the Borrower of any kind or character and whether voluntary or involuntary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, its property or to its creditors as such or in an assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Borrower:

            (i) the holder of the Senior Debt shall be entitled to receive indefeasible payment in full (where used in this Note, "in full" shall mean the indefeasible payment in cash in full of all amounts owing to the holders of Senior Debt) of all amounts owing with respect to the Senior Debt (including, without limitation, interest and expenses accrued after the occurrence of any such event or the commencement of any such proceeding at the rate specified in the Senior Debt regardless of whether or not such interest is allowable as a bankruptcy claim in such proceeding) before the registered holder shall be entitled to receive,


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      directly or indirectly, any payment of or distribution with respect to principal, premium, if any, or interest on this Note; and

            (ii) until the Senior Debt is paid in full, any payment or distribution to which the registered holder would be entitled but for these subordination provisions shall be made to the holder of the Senior Debt, as its interest may appear, except that the registered holder may receive securities that are subordinated to at least the same extent as this Note to the Senior Debt.

            (b) Default on Senior Debt. So long as a default in the payment of any Senior Debt exists and is continuing, the Borrower may not pay principal of, premium, if any, or cash interest on this Note and may not repurchase, redeem or otherwise retire this Note (collectively, "pay this Note"), and the registered holder agrees that it shall not ask, demand or sue for, or take or receive from Borrower, directly or indirectly, in cash, securities or other property or by way of set-off, any payment of this Note, subject to the terms of the Senior Debt.

            (c) When Distribution Must Be Paid Over. In the event that a pay ment or distribution is made to the registered holder at a time when such payment or distribution is prohibited by paragraphs (a) and (b) hereof, the registered holder who receives the payment or distribution shall hold it in trust for the benefit of, and promptly pay it over (in the same form as received but with any necessary endorsements) to, the holder of the Senior Debt as its interest may appear, or its agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which the Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holder of the Senior Debt.

            (d) Notice by the Borrower. The Borrower shall promptly notify the registered holder in writing of any facts known to the Borrower that would cause a payment of any amounts with respect to this Note to violate the provisions hereof, but failure to give such notice shall not affect the subordination of this Note to the Senior Debt.

            (e) Subrogation. After all Senior Debt is indefeasibly paid in full in cash for a period of time in excess of all applicable preference or similar periods under applicable bankruptcy, insolvency or creditors' rights laws, and until this Note is paid in full, the registered holder shall be subrogated (equally and ratably with all other debt that



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is pari passu with this Note) to the rights of the holder of the Senior Debt to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to the registered holder have been applied to the payment of Senior Debt. A distribution made under the subordination provisions of this Note to the holder of the Senior Debt which otherwise would have been made to the registered holder is not, as between the Borrower and the registered holder, a payment by the Borrower on this Note.

            (f) Relative Rights. This Note defines the relative rights of the registered holder and the holder of the Senior Debt. Nothing in this Note shall:

            (i) impair, as between the Borrower and the registered holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

            (ii) affect the relative rights of the registered holder and creditors of the Borrower other than their rights in relation to the holder of the Senior Debt; or

            (iii) prevent the registered holder from exercising any available remedies, subject to the rights of the holder of the Senior Debt to receive distributions and payments otherwise payable to the registered holder.

            (g) Subordination May Not Be Impaired. No right of any present or future holder of Senior Debt to enforce the subordination of the obligations with respect to this Note shall be prejudiced or impaired by any act or failure to act by the Borrower or by any act or failure to act or waiver of any terms of this Note, by any such holder, or by any noncompliance by the Borrower with the terms of the subordination provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holder of the Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Borrower, all without the consent of or notice to, and without affecting the liabilities and obligations of, the Borrower or the registered holder. No provision in any supplemental agreement or document which modifies the subordination provisions of this Note or otherwise affects the superior position of the holder of the Senior Debt shall be effective against the holder of the Senior Debt if such holder has not consented thereto in accordance with the provisions of the document governing such Senior Debt.



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            (h) The Registered Holder Entitled to Rely. Upon any payment or distribution pursuant to these subordination provisions, the registered holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in paragraph (a) above are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the registered holder or
(iii) upon the representatives for the holder of the Senior Debt for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holder of the Senior Debt and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the subordination provisions of this Note.

            (i) Reliance by the Holder of the Senior Debt on Subordination Provisions. The registered holder, by accepting this Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to the holder of the Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. These subordination provisions are intended to be for the benefit of, and shall be enforceable directly by, the holder of the Senior Debt. The registered holder hereby waives to the fullest extent permitted by law any right to compel marshaling or to otherwise seek to compel the holder of the Senior Debt to follow any particular order of realization upon any collateral for or any particular order or manner of enforcement of remedies with respect to the Senior Debt.

            3. Registration, Transfer and Exchange of Notes. (a) The Borrower shall keep at its principal executive office a register for the registration and registration of transfers of this Note and any Notes issued upon the transfer or exchange hereof ("Notes"). The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Borrower shall not be affected by any notice or knowledge to the contrary.

            (b) Upon surrender of any Note at the principal executive office of the Borrower for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer



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duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Borrower shall execute and deliver, at the Borrower's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of this Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

            THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) THIS SUBORDINATED NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT, OR (II) THE HOLDER HEREOF PROVIDES THE BORROWER WITH (A) A WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE BORROWER, TO THE EFFECT THAT THE PROPOSED TRANSFER OF THIS SUBORDINATED NOTE MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") REASONABLY SATISFACTORY TO THE BORROWER TO THE EFFECT THAT UNDER THE SECURITIES ACT THE PROPOSED TRANSFER OF THIS SUBORDINATED NOTE WITHOUT REGISTRATION WILL NOT RESULT IN A RECOMMENDATION BY THE STAFF OF THE COMMISSION THAT ACTION BE TAKEN WITH RESPECT THERETO, OR (C) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE BORROWER THAT THE PROPOSED TRANSFER OF THIS SUBORDINATED NOTE MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.



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            This Note shall be governed by and construed and enforced in accordance with the law of the State of Delaware.


                                          II ACQUISITION CORP.


                                          By:  /s/  Michael G. Ryan
                                             -----------------------------------
                                              Michael G. Ryan
                                              Vice President





                                            /s/  Steven M. Rales
                                          --------------------------------------
                                          Steven M. Rales





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                                                                     Schedule to
                                                                        Note R-4



                         CALCULATION OF PRINCIPAL AMOUNT


Date        Amount      Interest Deferred    Payment        Unpaid      Notation
           Borrowed     and Constituting    Hereunder      Principal    Made By
           Hereunder       Principal                        Balance
                           Hereunder